                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-8 of Centex Corporation, 3333 Holding Corporation ("Holding") and Centex Development Company, L.P. ("CDC") registering the issuance and sale of up to 1,750,000 shares of the common stock of Centex Corporation (and corresponding beneficial interests in the 1,000 outstanding shares of Holding common stock and the 900 outstanding warrants to purchase Class B Units of limited partnership interest in CDC, as described in the registration statement on Form S-8) pursuant to the Centex Corporation 2001 Stock Plan of our reports, each dated May 15, 2001, which are included at page 74 and page 118, respectively, in the Joint Annual Report on Form 10-K of Centex Corporation, Holding and CDC for their fiscal year ended March 31, 2001.

                                                     ARTHUR ANDERSEN LLP


Dallas, Texas,
     August 31, 2001